Exhibit 10.6

PROVISIONAL TENANCY AGREEMENT

THIS PROVISIO_NJ\L TENANCY AGREEMENT (“Agreement”) is made on this 22nd day of September 2025

BETWEEN:

LANDLORD:

(1)	SPRING TRIUMPH HOLDINGS LIMITED

(2)	EXCEL SHINE HOLDINGS LIMITED

(Collectively referred to as the “Landlord”)

Landlord’s Registered Address:

G/F, MW TOWER, 111 BONHAM STRAND, SHEUNG WAN, HONG KONG

AND

TENANT:

AUREA STUDIO LIMITED

(Referred to as the “Initial Tenant”)

Tenant’s Registered Address:

FLAT A, 7/F PAT TAT IND BLDG, 1 PAT TAT ST, SAN PO KONG, HONG KONG

1.	PREMISES

The Landlord agrees to let and the Tenant agrees to take the premises situated at:

3/F, MW PLAZA, 40 KIMBERLEY ROAD, TSIM SHA TSUI, HONG KONG (the “Premises”)

2.	PERMITTED USE

The Premises shall be used solely for the operation of a Japanese restaurant and for no other purpose without the prior written consent of the Landlord.

3.	TENANCY TERM

●	Commencement Date: 1st October 2025

●	Expiry Date: 30th September 2028

●	Option to Renew: The Tenant has the option to renew for a further term of 3 years, subject to mutual agreement on terms, with a maximum rent increase of 15%.

4.	RENT

●	Monthly Rent: HK$52,000 (inclusive of management fee; exclusive of government rates)

●	Prepaid Rent: HK$624,000 (equivalent to 12 months’ rent) payable on or before 1st December 2025

●	Prepaid Rent Period: 1st December 2025 to 30th November 2026

●	Rent-Free Period: 1st October 2025 to 31st October 2025

5.	SECURITY DEPOSIT

●	Amount: HK$208,000 (equivalent to four months’ rent)

●	Payable upon signing of the formal Tenancy Agreement

6.	HOLDING DEPOSIT

●	Amount: HK$52,000 (non-refundable) due upon acceptance of this offer

●	This amount will be credited towards the prepaid rent upon signing of the formal Tenancy Agreement

7.	ASSIGNMENT TO NEW ENTITY

The Initial Tenant may, at the time of signing the formal Tenancy Agreement, assign all rights and obligations under this Agreement to a new company entity (the “New Tenant”), subject to the Landlord’s prior written consent. The permitted use of the Premises by the New Tenant must remain the operation of a Japanese restaurant.

8.	STRUCTURAL WATER LEAKAGE

The Landlord will address significant, structural water leakage (e.g., from the roof, main building structure, or concealed main pipes) at its own cost. The Tenant must cooperate with the Landlord and provide necessary access for any required remedial work.

9.	ELECTRICAL UPGRADE

The Tenant agrees to permit the Landlord’s contractor to access the Premises to carry out electrical upgrade works, even after handover. The Landlord shall use reasonable endeavours to ensure such works cause minimal disruption to the Tenant’s fitting-out or operations.

10.	FAILURE TO EXECUTE FORMAL AGREEMENT

If the Tenant fails to sign the formal Tenancy Agreement and complete the transaction for any reason not attributable to the Landlord, the Holding Deposit shall be forfeited, and the Tenant shall further compensate the Landlord an amount equivalent to two (2) months’ rent (i.e., HK$104,000) as liquidated damages.

11.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

12.	FORMAL TENANCY AGREEMENT

This is a provisional agreement only. The parties shall enter into a formal Tenancy Agreement incorporating the terms herein and other standard clauses.

IN WITNESS WHEREOF, the parties have executed this Provisional Tenancy Agreement on the date first above written.

SIGNED BY THE LANDLORD:

/s/ Spring Triumph Holdings Limited

Spring Triumph Holdings Limited

/s/ Excel Shine Holdings Limited

Excel Shine Holdings Limited

SIGNED BY THE TENANT:

/s/ Aurea Studio Limited

Aurea Studio Limited

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